EXHIBIT 11.1

                                OZEMAIL LIMITED
                        CALCULATION OF EARNINGS PER ADS
                      (IN THOUSANDS, EXCEPT PER ADS DATA)


                                                 THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                     DECEMBER 31,          DECEMBER 31,
                                                   1996        1997       1996       1997
                                                ---------   ---------   --------   ---------
Net income (loss)                               A$   (588)  A$ (5,920)  A$   434   A$  2,988
                                                ---------   ---------   --------   ---------
Shares used in share computation -
 Common Stock shares outstanding (weighted
 average) representing shares used in the
 computation of basic earnings per share          103,500     107,822     89,286     104,631

Effect of dilutive stock options                        -           -      5,700       4,329
                                                ---------   ---------   --------   ---------
Shares used in computation of diluted
 earnings per share                               103,500     107,822     94,986     108,960
                                                ---------   ---------   --------   ---------
Diluted earnings per ADS (2)                    A$  (0.06)  A$  (0.05)  A$ (0.05)  A$   0.27
                                                =========   =========   ========   =========
Basic earnings per ADS (2)                      A$  (0.06)  A$  (0.05)  A$ (0.05)  A$   0.29
                                                =========   =========   ========   =========

(1) Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, ordinary shares and ordinary share equivalents issued during the period April 1995 to March 1996 have been included in the calculation as if they were outstanding for all periods presented.

(2) Following a 10 for 1 stock split on September 1997, 1 ADS represents 10 Ordinary Shares with a par value per Ordinary Share of A$0.004.